                    Flag Investors Emerging Growth Fund, Inc.
                         Rule 18f-3 Multiple Class Plan
                                       for
     Flag Investors Class A, Flag Investors Class B, Flag Investors Class C
                        Flag Investors Institutional and
                   Alex. Brown Capital Advisory & Trust Shares

                      Originally Adopted December 13, 1995
      (As revised to reflect the addition of Flag Investors Class B Shares and the Alex. Brown Capital Advisory & Trust Shares)

                         Amended through August 4, 1997
                    With Exhibits through September 28, 1998

I. Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of Flag Investors Emerging Growth Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On December 13, 1995, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for its classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the post-effective amendment to the Fund's registration statement that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing (Flag Investors Class A, Flag Investors Class B, Flag Investors Class C, Flag Investors Institutional and Alex. Brown Capital Advisory & Trust) and future classes of Fund shares. The Flag Investors Class A Shares have been offered since the Fund's inception on December 30, 1987 and the Flag Investors Institutional Shares have been offered since November 1, 1995. The Flag Investors Class B Shares have been offered since June 20, 1996 and the Alex. Brown Capital Advisory & Trust Shares have been offered since January 10, 1997. The Flag Investors Class C Shares have not yet been offered.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II. Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses")1/; and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.


III. Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.




--------
1/ Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares, (ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares,
(viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

                                                    Approved: September 26, 1995


                          Resolutions of Board Creating
                          Institutional Class of Shares


         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Emerging Growth Fund, Inc. is authorized to issue is hereby increased from ten million (10,000,000) to fifteen million (15,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Flag Investors Emerging Growth Fund Institutional Shares";

         FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

         FURTHER RESOLVED, that any filings previously made and any actions previously taken by the appropriate officers of each Fund in connection with the establishment and registration of the new class be, and they hereby are ratified, confirmed and approved as the act and deed of such Fund.


                                                    Approved: September 26, 1995

                       Approval of Distribution Agreements
                   for New Flag Investors Institutional Shares


         FURTHER RESOLVED, that the Distribution Agreement between Flag Investors Emerging Growth Fund, Inc. and Alex. Brown & Sons Incorporated for the Flag Investors Institutional Shares of said Fund be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proper officers of Flag Investors Emerging Growth Fund, Inc. be, and each of them hereby is, authorized and directed to enter into and execute the Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.



                                                       Approved: October 1, 1996

                          Resolutions of Board Creating
                   Alex. Brown Capital Advisory & Trust Shares

                  RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Emerging Growth Fund, Inc. is authorized to issue is hereby increased from fifteen million (15,000,000) to twenty million (20,000,000) and that from such amount, five million (5,000,000) authorized and unissued shares be, and hereby are, designated and classified as the "Alex. Brown Advisory & Trust Emerging Growth Shares";

                  FURTHER RESOLVED, that the proper officers of Flag Investors Emerging Growth Fund, Inc. be, and each of them hereby is, authorized and directed to file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the new class;

                                                       Approved: October 1, 1996

                     Approval of Distribution Agreements for
                 New Alex. Brown Capital Advisory & Trust Shares

                  RESOLVED, that the Distribution Agreement between Flag Investors Emerging Growth Fund, Inc. and Alex. Brown & Sons Incorporated for the Alex. Brown Capital Advisory & Trust Shares of said Fund be, and the same hereby is, approved in substantially the form presented to this meeting;

                  FURTHER RESOLVED, that the proper officers of Flag Investors Emerging Growth Fund, Inc. be, and they hereby are, authorized and directed to enter into and execute the appropriate Distribution Agreement on behalf of the Fund, and to take all other actions that such officer deems necessary or appropriate in connection with the execution of such agreement, the taking of any action to establish conclusively such officer's authority therefore and the approval and ratification thereof by the Fund.


                                                        Approved: August 4, 1997

                     Approval of Distribution Agreements for
                    All Classes of Emerging Growth Fund, Inc.

         RESOLVED, that ICC Distributors, Inc. ("ICC ") be, and it hereby is, appointed distributor for all classes of Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc. and Flag Investors Equity Partners Fund, Inc., and for the Flag Investors classes of each of Managed Municipal Fund, Inc. and Total Return U.S. Treasury Fund, Inc., such appointment to be effective upon the consummation of the merger of Alex. Brown Incorporated with and into a subsidiary of Bankers Trust New York Corporation (the "Merger"), or at such other time as the proper officers of the Fund shall determine;

                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc. and ICC Distributors, Inc. with respect to all shares except the Flag Investors Shares be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

                  FURTHER RESOLVED, that the proposed Distribution Agreement between Alex. Brown Cash Reserve Fund, Inc., Flag Investors Telephone Income Fund, Inc., Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Total Return U.S. Treasury Fund, Inc. (for Flag Investors Shares), Managed Municipal Fund, Inc. (for the Flag Investors Shares), Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., and Flag Investors Equity Partner Fund, Inc., and ICC Distributors, Inc. be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Funds be, and they hereby are, authorized and directed to negotiate, enter into and execute such Distribution Agreement with such modifications as said officers in consultation with counsel shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.


                                                        Approved: August 4, 1997

                      Approval of Plans of Distribution for
            Flag Investors Class A and Flag Investors Class B Shares

                  RESOLVED, that the Plan of Distribution for the Flag Investors Class A Shares of Flag Investors Emerging Growth Fund, Inc. be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

                  FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

                  FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved;

                  FURTHER RESOLVED, that the Plan of Distribution for the Flag Investors Class B Shares of said Fund be, and hereby is, amended to reflect the change in distributor effected at this meeting, such amendment to be effective upon the consummation of the Merger, or such other time as the proper officers of the Fund shall determine;

                  FURTHER RESOLVED, that the amended Plan is determined to be reasonably likely to benefit such class and its shareholders; and that based on information reasonably available to the Directors, expenditures contemplated by such Plan are comparable to expenditures for other similar plans;

                  FURTHER RESOLVED, that the continuation of said Plan, as amended, be, and the same hereby is, approved.



                                                        Approved: March 27, 1998

              Approval of Restated Distribution Agreements and Form
            of Sub-Distribution and Shareholder Servicing Agreements

                  RESOLVED, that the proposed Restated Distribution Agreement between Flag Investors Emerging Growth Fund, Inc. and ICC Distributors, Inc. for each class of the Fund's shares, be, and the same hereby is, approved in substantially the form presented to this meeting and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.

                  RESOLVED, that the proposed form of Sub-Distribution Agreement for the Flag Investors Family of Funds be, and hereby is, approved in substantially the form presented to this meeting; and

                  FURTHER RESOLVED, that the proposed form of Shareholder Servicing Agreement for the Flag Investors Family of Funds be, and the same hereby is, approved in substantially the form submitted to this meeting.

                  FURTHER RESOLVED, that the proper officers of each of Flag Investors Emerging Growth be, and they hereby are, authorized and directed in the name and on behalf of their respective Funds, to take all necessary or appropriate actions to effect the purposes of the foregoing resolutions.

                                                    Approved: September 28, 1998

                     Establishment of Flag Investors Class C
                  Shares, Authorization to Increase Authorized
           Amounts, Designate New Shares, File Articles Supplementary
       to the Fund's Articles of Incorporation and Take Other Necessary or
                               Appropriate Action

         RESOLVED, that the total number of shares of common stock, par value $.001 per share, that Flag Investors Emerging Growth Fund, Inc. is authorized to issue be, and hereby is, increased from twenty million (20,000,000) shares, having the aggregate par value of twenty thousand dollars ($20,000), to thirty-five million (35,000,000) shares, having the aggregate par value of thirty-five thousand dollars ($35,000), and that from such amount, fifteen million (15,000,000) authorized and unissued shares be, and they hereby are, designated and classified as the "Flag Investors Emerging Growth Fund Class C Shares" (the "Flag Investors Class C Shares");

         FURTHER RESOLVED, that the proper officers of Flag Investors Emerging Growth Fund, Inc. be, and each of them hereby is, authorized and directed to execute and file Articles Supplementary to the Fund's Articles of Incorporation to effectuate the increase in authorized shares and to designate and classify the Flag Investors Class C Shares;

         FURTHER RESOLVED, that the proper officers of Flag Investors Emerging Growth Fund, Inc. be, and they hereby are, authorized and directed in the name and on behalf of the Fund to file with the Securities and Exchange Commission a supplement to the Fund's prospectus and to take all other actions and make all other filings that the officer so acting may deem necessary or appropriate in connection with the establishment of the Flag Investors Class C Shares, the taking of any such action to establish conclusively such officer's authority therefor and the approval and ratification thereof by the Fund; and

         FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of Flag Investors Emerging Growth Fund, Inc.

Flag Investors Emerging Growth Fund, Inc.
18f-3 Plan Exhibits

1. Registrant's Articles of Incorporation filed as Exhibit (1)(a) to Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000392) on August 18, 1995 is incorporated herein by reference.

2. Registrant's Articles of Amendment and Articles Supplementary filed as Exhibits (1)(b) and (1)(c), respectively, to Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form N1-A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-95-000392) on August 18, 1995 are incorporated herein by reference.

3. Registrant's Articles Supplementary filed as Exhibit (1)(d) to Post-Effective Amendment No. 11 to Registrant's Registration Statement on Form N1-A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-96-000107) on February 28, 1996 is incorporated herein by reference.

4. Registrant's Articles Supplementary establishing the ABCAT Shares is filed as Exhibit (1)(e) to Post-Effective Amendment No. 14 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000363) on February 25, 1997 is incorporated herein by reference.

5. Registrant's Articles Supplementary establishing the Class C Shares is filed as Exhibit (a)(6) to this Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed herewith is incorporated herein by reference.

6. Registrant's By-Laws are filed as Exhibit (2) to Post-Effective Amendment No. 14 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119) filed with the Securities and Exchange Commission via EDGAR (Accession No. 0000950116-97-000363) on February 25, 1997 are incorporated herein by reference.

7. Registrant's Distribution Agreement between Registrant and ICC Distributors Inc. filed as Exhibit (6)(a) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A (Registration No. 33- 21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000482) on February 26, 1998 is incorporated herein by reference.

8. Registrant's Sub-Distribution Agreement between ICC Distributors, Inc. and Participating Broker-Dealers is filed as Exhibit (6)(b) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000482) on February 26, 1998 is incorporated herein by reference.

9. Registrant's Distribution Plan with respect to Flag Investors Emerging Growth Fund Class A Shares filed as Exhibit (15)(c) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000482) on February 26, 1998 is incorporated herein by reference.

10. Registrant's Distribution Plan with respect to Flag Investors Emerging Growth Fund Class B Shares filed as Exhibit (15)(d) to Post-Effective Amendment No. 15 to Registrant's Registration Statement on Form N-1A (Registration No. 33-21119), filed with the Securities and Exchange Commission via EDGAR (Accession No. 950116-98-000482) on February 26, 1998 is incorporated herein by reference.

11. Registrant's Prospectus relating to its Class A and Class B Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-21119), and as amended from time to time, is incorporated herein by reference.

12. Registrant's Prospectus relating to its Institutional Class Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-21119), and as amended from time to time, is incorporated herein by reference.

13. Registrant's Prospectus relating to its Alex. Brown Capital Advisory & Trust Class Shares is filed as part of this Registration Statement on Form N-1A (Registration No. 33-21119), and as amended from time to time, is incorporated herein by reference.